Exhibit 4.1

SEVENTEENTH SUPPLEMENTAL INDENTURE

This SEVENTEENTH SUPPLEMENTAL INDENTURE, dated as of June 13, 2012, among QPP Parent LLC, a Delaware limited liability company (“QPP Parent”), a subsidiary of Quicksilver Resources Inc. (or its permitted successor), a Delaware corporation (the “Company”), QPP Holdings LLC, a Delaware limited liability company (“QPP Holdings,” and together with QPP Parent, the “Guaranteeing Subsidiaries”), a subsidiary of the Company (or its permitted successor), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company N.A. (as successor in interest to JPMorgan Chase Bank, National Association (the “Initial Trustee”)), as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee (as successor in interest to the Initial Trustee) are parties to an Indenture (the “Original Indenture”), dated as of December 22, 2005, as supplemented by a First Supplemental Indenture, dated as of March 16, 2006 among the Company, the Subsidiary Guarantors and the Trustee (as successor in interest to the Initial Trustee) (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated as of July 31, 2006 among the Company, the Subsidiary Guarantors and the Trustee (as successor in interest to the Initial Trustee) (the “Second Supplemental Indenture”), a Third Supplemental Indenture, dated as of September 26, 2006 among the Company, the Subsidiary Guarantors and the Trustee (as successor in interest to the Initial Trustee) (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture, dated as of October 31, 2007 among the Company, the Subsidiary Guarantors and the Trustee (the “Fourth Supplemental Indenture”), a Ninth Supplemental Indenture, dated as of December 23, 2011 among the Company, the Subsidiary Guarantors and the Trustee (the “Ninth Supplemental Indenture”) and a Thirteenth Supplemental Indenture, dated as of February 28, 2012 among the Company, the Subsidiary Guarantors and the Trustee (the “Thirteenth Supplemental Indenture”; and together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Ninth Supplemental Indenture, the “Indenture”), pursuant to which the Company has issued $350,000,000 of aggregate principal amount of 71/8 % Senior Subordinated Notes due 2016 (the “Notes”);

WHEREAS, Section 6.01(b) of the First Supplemental Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantees with respect to the Notes, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, the Subsidiary Guarantors, each of the Guaranteeing Subsidiaries and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors, each of the Guaranteeing Subsidiaries and the Trustee, in accordance with its terms, have been duly done and performed;

NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, each of the Guaranteeing Subsidiaries, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Guaranteeing Subsidiaries, the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, on a joint and several basis with the Subsidiary Guarantors parties hereto and thereto, with the same force and effect as if originally named as a Subsidiary Guarantor therein and as if such party executed the Indenture on the date thereof.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 3.02. All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.

Section 3.03. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.04. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.05. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.06. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Supplemental Indenture.

Section 3.07. The recitals hereto are statements only of the Company, the Subsidiary Guarantors and each of the Guaranteeing Subsidiaries and shall not be considered statements of or attributable to the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

QPP PARENT LLC

By:	QUICKSILVER RESOURCES INC., its sole member

By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

QPP HOLDINGS LLC

By:	QPP PARENT LLC, one of its members
By: QUICKSILVER RESOURCES INC., its sole member

By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

By: QUICKSILVER RESOURCES INC., one of its members

By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

[Signature Page to Seventeenth Supplemental Indenture]

COWTOWN PIPELINE FUNDING, INC.

By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

COWTOWN PIPELINE MANAGEMENT, INC.

By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

COWTOWN PIPELINE L.P.

By:	COWTOWN PIPELINE MANAGEMENT, INC., its general partner

By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

COWTOWN GAS PROCESSING L.P.

By:	COWTOWN PIPELINE MANAGEMENT, INC., its general partner

By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

[Signature Page to Seventeenth Supplemental Indenture]

BARNETT SHALE OPERATING LLC

By:	QUICKSILVER RESOURCES INC., its member

By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

SILVER STREAM PIPELINE COMPANY LLC

By:	QUICKSILVER RESOURCES INC., its member

By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie H. Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

[Signature Page to Seventeenth Supplemental Indenture]